As filed with the Securities and Exchange Commission on March 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Luminar Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-1804317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (407) 900-5259
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Austin Russell
President and Chief Executive Officer
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (407) 900-5259
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel S. Kim, Esq. Mitchell Zuklie, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, California 90401 Tel: (301) 633-2800	Alan Prescott, Esq. Chief Legal Officer 2603 Discovery Drive, Suite 100 Orlando, Florida 32826 Telephone: (407) 900-5259

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated March 1, 2023
PRELIMINARY PROSPECTUS
Luminar Technologies, Inc.
$75,000,000
Class A Common Stock
This prospectus relates to up to $75,000,000 of shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), that we may offer and issue in connection with acquisition transactions that we may make from time to time. if at all. We may structure business acquisitions in a variety of ways, including acquiring assets or businesses, merging the acquired business with us or one of our subsidiaries or any other form of business combination, or acquiring securities or other equity interests. We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the assets, businesses or securities that we may acquire. The consideration for any such acquisition may consist of shares of our Class A common stock or a combination of Class A common stock, stock options, preferred stock or securities that may be convertible into shares of our Class A common stock, cash, notes or other evidences of indebtedness, or assumption of liabilities of the businesses or assets being acquired. The total number of shares of Class A common stock issued in connection with any of these acquisitions will be determined through arm’s length negotiations, and we expect that the shares of Class A common stock that we issue in connection with any such transaction will normally be valued at a price reasonably related to the market price of Class A common stock prevailing at or about the time we agree to the particular acquisition, the acquisition is consummated or we issue the shares, or during some other negotiated period.
We do not expect to receive any cash proceeds from the sale of Class A common stock offered by this prospectus. We expect to pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions and, in some cases, we may issue shares under this prospectus in full or partial payment of such fees. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended. We may also permit persons who receive shares of our Class A common stock in connection with the acquisitions described above to use this prospectus to offer and resell those shares. If this happens, we will not receive any proceeds from such sales. See “Resale of Shares” for information relating to resales of our shares pursuant to this prospectus.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “LAZR.” On February 28, 2023, the last reported sales price of our Class A common stock was $8.95 per share.
Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 5 of this prospectus before determining whether to accept our Class A common stock as to all or part of the purchase price for our acquisition of assets, a business or securities in any acquisition transaction. Any prospectus supplement and any of the documents we incorporate by reference may contain updates to those risks or a discussion of additional risks applicable to an investment in us that you should also carefully consider.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2023

TABLE OF CONTENTS
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. We have not authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. If any person provides you with information that differs from information that is contained or incorporated by reference in this prospectus or in any applicable prospectus supplement, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy shares of Class A common stock in any jurisdiction where such offers or sales are not permitted.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct of any date after their respective dates. You should not assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of any date other than the date on the front of the document or that any of the information that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, even if this prospectus or any applicable prospectus supplement is delivered, or if any securities are sold, on a later date.
The prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. You may obtain documents incorporated by reference into this prospectus at no cost by writing or calling us at the following address:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (407) 900-5259
To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell up to $75,000,000 of shares of our Class A common stock in connection with the acquisition of assets, businesses or securities of other companies, whether by purchase, merger or any other form of business combination.
This prospectus provides you with a general description of the securities that we may offer and sell. If necessary or appropriate, when we offer any shares under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and the transaction. The information in any prospectus supplement may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely solely on the information in that prospectus supplement. Before investing in any of the shares offered by this prospectus, you should read carefully this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
This prospectus contains, and any prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The SEC allows us to incorporate by reference information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation of Documents by Reference.”
The shares of Class A common stock to be offered and issued pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Class A common stock issued to any person who is deemed to be an “affiliate” of ours following the consummation of the applicable acquisition.
With our consent, persons who receive Class A common stock offered by this prospectus in connection with acquisitions may use this prospectus to sell such shares at a later date. We refer to these persons in the prospectus as selling stockholders. Please see the information described under the heading “Resales of Shares” to find out more information about resales of the shares by the selling stockholders.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Luminar,” “we,” “us,” “our” and similar terms refer to Luminar Technologies, Inc. and its consolidated subsidiaries.
Luminar, the Luminar logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Luminar. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve substantial risks and uncertainties. These statements reflect the current views of management with respect to future events and our financial performance. In some cases, you can identify these statements by forward-looking words such as “outlook,” “believes,” “expects,” “future,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, product plans, future growth, market opportunities, strategic initiatives, industry positioning, customer acquisition and retention, revenue growth and anticipated trends in our business.
These statements are only predictions based on our current expectations and projections about future events. These statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including our history of losses and our expectation that we will continue to incur significant expenses, including substantial R&D costs, and continuing losses for the foreseeable future as well as our limited operating history which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter; our strategic initiatives which may prove more costly than we currently anticipate and potential failure to increase our revenue to offset these initiatives; whether our lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive original equipment manufacturers (“OEMs”) or their suppliers, and whether we will be de-selected by any customers; the lengthy period of time from a major commercial win to implementation and the risks of cancellation or postponement of the contract or unsuccessful implementation; potential inaccuracies in our forward looking estimates of certain metrics, including Order Book, our future cost of goods sold (COGS) and bill of materials (BOM) and total addressable market; the discontinuation, lack of success of our customers in developing and commercializing products using our solutions or loss of business with respect to a particular vehicle model or technology package and whether end automotive consumers will demand and be willing to pay for such features; our inability to reduce and control the cost of the inputs on which we rely, which could negatively impact the adoption of our products and our profitability; the effect of continued pricing pressures, competition from other lidar manufacturers, automotive OEMs cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect our business; general economic uncertainty and the effect of general economic conditions generally, including inflation, recession risks and rising interest rates, and on our industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of lidar as well as developments in alternative technology and the increasingly competitive environment in which we operate, which includes established competitors and market participants that have substantially greater resources; our ability to achieve technological feasibility and commercialize our software products and the requirement to continue to develop new products and product innovations due to rapidly changing markets and government regulations of such technologies; our ability to manage our growth and expand our business operations effectively, including into international markets, such as China, which exposes us to operational, financial and regulatory risks; adverse impacts due to limited availability and quality of materials, supplies, and capital equipment, or dependency on third-party service providers and single-source suppliers; the project-based nature of our orders, which can cause our results of operations to fluctuate on a quarterly and annual basis; whether we will be able to successfully transition our engineering designs into high volume manufacturing, including our ability to transition to an outsourced manufacturing business model and whether we and our outsourcing partners and suppliers can successfully operate complex machinery; whether we can successfully select, execute or integrate our acquisitions; whether the complexity of our products results in undetected defects and reliability issues which could reduce market adoption of our new products, limit our ability to manufacture, damage our reputation and expose us to product liability, warranty and other claims; our ability to maintain and adequately manage our inventory; our ability to remediate the material weakness in our internal controls over financial reporting; our ability to protect and enforce our intellectual property rights; availability of qualified personnel, loss of highly skilled personnel and dependence on Austin Russell, our Founder, President and Chief Executive Officer; the impact of inflation and our stock price on our ability to hire and retain highly skilled personnel; the amount and timing of future sales and whether the average selling prices of our products could decrease rapidly over the life of the product as well as our dependence on a few key customers, who are often large corporations with substantial negotiating power; our ability to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry; whether we are subject to negative publicity; the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; interruption or failure of our information technology and communications systems; cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our lidar solutions; market instability exacerbated by geopolitical conflicts, including Russia and China and including the effect of sanctions and trade restrictions that may affect supply chain or sales opportunities; and those other factors discussed in Part 1, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors” and in subsequent reports filed with the SEC which we encourage you to carefully read. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. We undertake no obligation to update any forward-looking statements made to reflect events or circumstances after the date of such statements to reflect new information or the occurrence of unanticipated events, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including all documents incorporated by reference herein and the information set forth under the heading “Risk Factors.” For more information, see our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference herein.
The Company
Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. Over the past decade, Luminar has been building from the chip-level up, our light detection and ranging sensor, or lidar, which is expected to meet the demanding performance, safety, and cost requirements to enable next generation safety, reliability and autonomous capabilities for passenger and commercial vehicles as well as other adjacent markets.
The global mobility and e-mobility sector is increasingly focused on safety and autonomy, specifically next generation advanced driver assistance systems, or ADAS, and highway autonomy for passenger and commercial vehicles. Our products provide increased situational awareness in a broad range of driving environments through improved and higher confidence detection and planning at all vehicle speeds. Our portfolio encompasses sensor hardware and in-development perception and decision-making software, as well as a high definition “3D” mapping engine, that improve existing vehicle safety features and enable new levels of vehicle automation for passenger, commercial and other applications.
Corporate Information
We were incorporated in the State of Delaware in August 2018 as a special purpose acquisition company under the name Gores Metropoulos, Inc. On February 5, 2019, we completed our initial public offering. On December 2, 2020, we consummated the business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated August 24, 2020, with the pre-Business Combination Luminar Technologies, Inc. (“Legacy Luminar”). Legacy Luminar was incorporated in Delaware on March 31, 2015. In connection with the consummation of the Business Combination, we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.
Our principal executive offices are located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. Our telephone number is (407) 900-5259. Our website address is www.luminartech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Class A common stock offered by us
This prospectus relates to up to $75,000,000 of shares of our Class A common stock that we may offer and issue in acquisition transactions that we may make from time to time. We may structure business acquisitions in a variety of ways, including acquiring securities, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or any other form of business combination. We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities that we may acquire. The consideration for any such acquisition may consist of shares of our Class A common stock or a combination of Class A common stock, preferred stock or securities that may be convertible into shares of Class A common stock, cash, notes or other evidences of indebtedness, or assumption of liabilities with respect to the businesses or assets being acquired. The total number of shares of Class A common stock issued in connection with any of these acquisitions will be determined through arm’s length negotiations, and we expect that the shares of Class A common stock that we issue in connection with any such transaction will normally be valued at a price reasonably related to the market price of Class A common stock prevailing at or about the time we agree to the particular acquisition, the acquisition is consummated or we issue the shares, or during some other negotiated period.

Use of proceeds
Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the offering of any shares pursuant to this prospectus. When this prospectus is used by a selling stockholder in a public reoffering or resale of shares of Class A common stock acquired in an offering pursuant to this prospectus, we will not receive any proceeds from such sale by the selling stockholder.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Stock Market Symbol	“LAZR”

RISK FACTOR SUMMARY
Our business is subject to numerous risks and uncertainties, including those described or incorporated by reference in the section titled “Risk Factors” in this prospectus and any applicable prospectus supplement, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors” in this prospectus and any applicable prospectus supplement or documents incorporated in this prospectus or any applicable prospectus supplement, alone or in combination with other events or circumstances, may harm our business. Such risks include, but are not limited to, the following:
•our history of losses and our expectation that we will continue to incur significant expenses, including substantial R&D costs, and continuing losses for the foreseeable future as well as our limited operating history which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;
•our strategic initiatives which may prove more costly than we currently anticipate and potential failure to increase our revenue to offset these initiatives;
•whether our lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers, and whether we will be de-selected by any customers, and end customer adoption rates and demand for our products;
•the lengthy period of time from a major commercial win to implementation and the risks of cancellation or postponement of the contract or unsuccessful implementation;
•potential inaccuracies in our forward looking metrics and estimates, including our “Order Book,” and our future cost of goods sold (COGS) and bill of materials (BOM) and total addressable market;
•the discontinuation, lack of success of our customers in developing and commercializing products using our solutions or loss of business with respect to a particular vehicle model or technology package and whether end automotive consumers will demand and be willing to pay for such features;
•our inability to reduce and control the cost of the inputs on which we rely, which could negatively impact the adoption of our products and our profitability;
•the effect of continued pricing pressures, competition from other lidar manufacturers, automotive original equipment manufacturers (“OEMs”) cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect our business;
•general economic uncertainty and the effect of general economic conditions on our industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and lidar industry;
•specific economic and market uncertainty regarding the autonomous vehicle industry and lidar industry as a result of competitor failures, mergers, and delays;
•market adoption of lidar as well as developments in alternative technology and the increasingly competitive environment in which we operate, which includes established competitors and market participants that have substantially greater resources;
•our ability to achieve technological feasibility and commercialize our software products and the requirement to continue to develop new products and product innovations due to rapidly changing markets and government regulations of such technologies;
•our ability to manage our growth and expand our business operations effectively, including into international markets, such as China, which exposes us to operational, financial and regulatory risks;

•our sales have been primarily to customers making purchases for R&D projects and project-based orders which may cause potentially significant fluctuations in our quarterly and annual results of operations;
•adverse impacts due to limited availability and quality of materials, supplies, and capital equipment, or dependency on third-party service providers and single source suppliers;
•whether we will be able to successfully transition our engineering designs into high volume manufacturing, including our ability to transition to an outsourced manufacturing business model and whether we and our outsourcing partners and suppliers can successfully operate complex machinery;
•our ability to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry and whether we are subject to negative publicity;
•whether we can successfully select, execute or integrate our acquisitions;
•whether the complexity of our products results in undetected defects and reliability issues which could reduce market adoption of our products, limit our ability to manufacture, damage our reputation and expose us to product liability, warranty and other claims;
•our ability to maintain and adequately manage our inventory;
•our ability to maintain an effective system of internal control over financial reporting;
•our ability to protect and enforce our intellectual property rights;
•availability of qualified personnel, loss of highly skilled personnel and dependence on Austin Russell, our Founder, President and Chief Executive Officer;
•the impact of inflation and our stock price on our ability to hire and retain highly skilled personnel;
•the amount and timing of future sales and whether the average selling prices of our products could decrease rapidly over the life of the product as well as our dependence on a few key customers, who are often large corporations with substantial negotiating power;
•the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business;
•interruption or failure of our information technology and communications systems and cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our lidar solutions;
•strict government regulation that is subject to amendment, repeal or new interpretation and our ability to comply with modified or new laws and regulations applying to our business;
•market instability exacerbated by geopolitical conflicts, including Russia and China, and including the effect of sanctions and trade restrictions that may affect supply chain or sales opportunities;
•whether the concentration of our stock ownership and voting power limits the ability of our stockholders to influence corporate matters; and
•risks related to our indebtedness.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above.

USE OF PROCEEDS
This prospectus relates to shares of Class A common stock that may be offered and issued by us from time to time, if at all, in connection with the acquisition of assets, businesses or securities of other companies. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the offering of any shares offered by this prospectus. When this prospectus is used by a selling stockholder in a public reoffering or resale of shares acquired pursuant to this prospectus, we will not receive any proceeds from such sale by the selling stockholder.

DESCRIPTION OF OUR CAPITAL STOCK
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws in their entirety for a complete description of the rights and preferences of our securities.
General
Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:
•715,000,000 shares of Class A common stock, $0.0001 par value per share (“Class A common stock”);
•121,000,000 shares of Class B common stock, $0.0001 par value per share (“Class B common stock”);
•0 shares of Class F common stock, $0.0001 par value per share (“Class F common stock”); and
•10,000,000 shares of undesignated Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
As of December 31, 2022, we had 270,078,637 shares of Class A common stock and 97,088,670 shares of Class B common stock, par value $0.0001 per share, outstanding.
Common Stock
Voting Power
Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend the Second Amended and Restated Certificate of Incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend the Second Amended and Restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws established a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in the paragraph that immediately follows this paragraph and further described in the Second

Amended and Restated Certificate of Incorporation. Once converted into Class A common stock, the Class B common stock will not be reissued.
A transfer of Class B common stock will not trigger an automatic conversion of such stock to Class A common stock if it is a permitted transfer. A permitted transfer is a transfer by certain holders of Class B common stock to any of the persons or entities listed in clauses (i) through (v) below, each referred to herein as a “Permitted Transferee”, and from any such Permitted Transferee back to such holder of Class B common stock and/or any other Permitted Transferee established by or for such holder of Class B common stock: (i) to a trust for the benefit of the holder of Class B common stock and over which such holder of Class B common stock retains sole dispositive power and voting control, provided the holder of Class B common stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (ii) to a trust for the benefit of persons other than the holder of Class B common stock so long as the holder of Class B common stock retains sole dispositive power and voting control, provided the holder of Class B common stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (iii) to a trust under the terms of which such holder of Class B common stock has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the U.S. Tax Code, and/or a reversionary interest so long as the holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the U.S. Tax Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B common stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the U.S. Tax Code, so long as such holder of Class B common stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held in such account, plan, or trust; or (v) to a corporation, partnership, or limited liability company in which such holder of Class B common stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such corporation, partnership, or limited liability company.
Each share of Class B common stock will convert automatically, without further action by the Company or the holder thereof, into one fully paid and nonassessable share of Class A common stock, upon: (a) the receipt by the Company of a written request for such conversion from the holders of a majority of the Class B common stock then outstanding, or, if later, the effective date for conversion specified in such request or (b) the occurrence of a transfer, other than a permitted transfer, of such share of Class B common stock.
Each outstanding share of Class B common stock held by a natural person or their Permitted Transferee will convert automatically into one share of Class A common stock upon the death or permanent disability of such holder.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to receive dividends out of funds legally available if the board of directors of the Company (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.
No Preemptive or Similar Rights
Class A common stock and Class B common stock will not be entitled to preemptive rights, and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of Class A common stock and Class B common stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable
All of the outstanding shares of Class A common stock and Class B common stock will be fully paid and non-assessable.
Preferred Stock
Our board of directors (the “Board”) is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The Board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
The Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock and Class B common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A common stock and the voting and other rights of the holders of Class A common stock and Class B common stock.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provisions
The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company’s management team, including the following:
•Dual Class Common Stock. The Second Amended and Restated Certificate of Incorporation provides for a dual class common stock structure pursuant to which holders of Class B common stock will have the ability to control the outcome of matters requiring stockholder approval (even if they own significantly less than a majority of the shares of outstanding Class A common stock), including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. Directors, executive officers, and employees, and their respective affiliates, may have the ability to exercise significant influence over those matters.
•Board of Directors Vacancies. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board is permitted to be set only by a resolution adopted by a majority vote of the Whole Board (as defined in the Second Amended and Restated Certificate of Incorporation). These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.
•Classified Board. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board is divided into three classes of directors. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Directors Removed Only for Cause. The Second Amended and Restated Certificate of Incorporation provides that stockholders may remove directors only for cause.
•Supermajority Requirements for Amendments of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Second Amended and Restated Certificate of Incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock will be required to amend certain provisions of the Second Amended and Restated Certificate of Incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of Preferred Stock. In addition, the affirmative vote of holders of 75% of the voting power of each of the then-outstanding Class A common stock and Class B common stock, voting separately by class, is required to amend the provisions of the Second Amended and Restated Certificate of Incorporation relating to the terms of the Class B common stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock is required to amend or repeal the Amended and Restated Bylaws, although the Amended and Restated Bylaws may be amended by a simple majority vote of the Board.

•Stockholder Action; Special Meeting of Stockholders. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority of the Whole Board, the chairman of the Board, or the chief executive officer, thus prohibiting a stockholder from calling a special meeting. The Second Amended and Restated Certificate of Incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock are not able to amend the Amended and Restated Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Amended and Restated Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Notice Requirements for Stockholder Proposals and Director Nominations. The Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. The Board will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock will enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.
•Choice of Forum. The Second Amended and Restated Certificate of Incorporation provides that the Chancery Court (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (3) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (4) any action or proceeding to interpret, apply, enforce or determine the validity of the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws (including any right, obligation or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Chancery Court; and (6) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Second Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Second Amended and Restated Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Limitation of Liability and Indemnification
The Amended and Restated Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of the Company’s directors for the following:
•any breach of the director’s duty of loyalty to the Company or to its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Amended and Restated Bylaws, the Company can purchase insurance on behalf of any person whom it is required or permitted to indemnify.
In addition to the indemnification required in the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company has entered into an indemnification agreement with each member of the Board and each of its officers. These agreements provide for the indemnification of the Company’s directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders.

Moreover, a stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Securities
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “LAZR.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
This prospectus relates to up to $75,000,000 of shares of Class A common stock that we may offer, sell and issue from time to time in connection with acquisitions of assets, businesses or securities of other companies. In addition to the shares of Class A common stock offered by this prospectus, consideration for these acquisitions may consist of any other consideration permitted by law, including without limitation stock options, restricted stock units, preferred stock or securities that may be convertible into shares of Class A common stock, cash, assets, notes or other evidences of indebtedness, or assumption of liabilities of the businesses or assets being acquired, or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.
We expect that the amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the assets, businesses or securities to be acquired after taking into account the current and anticipated future value of such assets, businesses or securities, the quality and reputation of the business to be acquired and its management, the strategic market position or strategic value to us of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential, along with all other relevant factors. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries, or other forms of business combinations. We expect that the shares to be issued to the owners of the assets, businesses or securities to be acquired will normally be valued at a price reasonably related to the market price of such shares at or about the time when the terms of the acquisition are agreed to, the acquisition is completed or we issue the shares, or during some other negotiated period.
In addition, we may issue shares of our Class A common stock offered by this prospectus and any applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The shares of our Class A common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.
This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition. If required, we will provide further information by means of a post-effective amendment to the registration statement to this prospectus once we know the actual information concerning a specific transaction.
We will pay all expenses of this registration and any offerings of shares under this prospectus, other than the expenses of selling stockholders. We do not expect to pay underwriting discounts or commissions in connection with the offer and sale of shares under this prospectus, although we may pay brokers’ commissions or finders’ fees from time to time in connection with certain acquisitions, and the fees may be paid through the issuance of shares of Class A common stock covered by this prospectus. Any person receiving brokers’ commissions or finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of shares purchased by them may be considered underwriting commissions or discounts under the Securities Act.
We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition, and such fees and expenses may be paid through the issuance of shares of Class A common stock covered by this prospectus. We will pay costs and expenses incurred in connection with the registration of the shares of Class A common stock offered hereby.
In an effort to maintain an orderly market in our shares or for other reasons, we may negotiate agreements with persons receiving shares covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule

145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We may also determine to waive any such agreements without public notice.
We may permit individuals or entities who will receive shares of our Class A common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such shares. See “Resales of Shares,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their shares of our Class A common stock.

RESALES OF SHARES
In general, the persons to whom we issue Class A common stock under this prospectus, which we refer to as selling stockholders, will be able to offer and resell the shares they receive pursuant to this prospectus in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our Class A common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares offered hereby. As used in this prospectus, the term “selling stockholders” includes any donees, pledges, transferees and other successors-in-interest selling shares received from a named selling stockholder. However, no person who receives any shares under this prospectus will be authorized to use this prospectus for an offer of such shares without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.
Selling stockholders may agree that:
•An offering of shares under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;
•they will enter into custody agreements with one or more banks with respect to such shares; and
•that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.
Selling stockholders may sell shares of Class A common stock:
•through Nasdaq or any other securities exchange or quotation service on which our shares have been approved for listing or trading in the future;
•in the over-the-counter market;
•in special offerings;
•directly to purchasers in privately negotiated transactions;
•by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;
•in block trades in which the broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the block as principal;
•in transactions in which a broker or dealer purchases as principal for resale for its own account;
•through underwriters or agents; or
•in any combination of these methods.
Selling stockholders may sell their shares at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The transactions above may include block transactions. We do not expect to receive any of the proceeds from any sale of shares by a selling stockholder.
Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling stockholders and/or the purchasers of securities. Selling stockholders and any brokers, dealers, underwriters or agents that participate with a selling stockholder in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We may pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.
We may agree to indemnify selling stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.
Selling stockholders may also offer and sell any shares acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.
If required by the Securities Act and the rules of the SEC, at the time a particular offer of a resale of shares is made a supplement to this prospectus will be delivered that identifies the selling stockholders and will provide information about them and describe any material arrangements for the distribution of shares and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling stockholder. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Certain attorneys within Orrick, Herrington & Sutcliffe LLP and certain funds affiliated with the firm own and/or have an indirect interest in shares of Class A common stock, which represent less than 1% of our Class A common stock. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Luminar Technologies, Inc. incorporated by reference in this prospectus, and the effectiveness of Luminar Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.luminartech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023; and
•the description of our Class A common stock in our registration statement on Form 8-A filed with the SEC on January 31, 2019, including any amendments thereto or reports filed for the purpose of updating such description.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or calling us at the following:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (407) 900–5259
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at luminartech.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 21. Exhibits and Financial Statement Schedules.
(a)Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File Number	Exhibit/Appendix Reference	Filing Date	Filed Herewith
3.1	Second Amended and Restated Certificate of Incorporation of the Company	8-K/A	001-38791	3.1	12/8/20
3.2	Amended and Restated By-Laws of the Company	8-K/A	001-38791	3.2	12/8/20
4.1	Specimen Class A Common Stock Certificate	8-K/A	001-38791	4.1	12/8/20
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on signature page)					X
107	Filing Fee Table					X
Item 22. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(d)The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(f)The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
(g)The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on February 28, 2023.

LUMINAR TECHNOLOGIES, INC.

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Austin Russell, Thomas J. Fennimore and Alan Prescott, and each of them, as his or her true and lawful attorneys–in–fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Austin Russell	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 28, 2023
Austin Russell

/s/ Thomas J. Fennimore	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2023
Thomas J. Fennimore

/s/ Alec E. Gores	Director	February 28, 2023
Alec E. Gores

/s/ Jun Hong Heng	Director	February 28, 2023
Jun Hong Heng

/s/ Mary Lou Jepsen, PhD	Director	February 28, 2023
Mary Lou Jepsen, PhD

/s/ Shaun Maguire, PhD	Director	February 28, 2023
Shaun Maguire, PhD

/s/ Katharine A. Martin	Director	February 28, 2023
Katharine A. Martin

/s/ Matthew J. Simoncini	Director	February 28, 2023
Matthew J. Simoncini

/s/ Daniel D. Tempesta	Director	February 28, 2023
Daniel D. Tempesta